Hyliion Holdings Announces $20 Million Stock Repurchase Program

AUSTIN, Texas –December 20th, 2024– Hyliion Holdings Corp. (NYSE: HYLN), a developer of sustainable electricity producing technology, today announced that its Board of Directors has authorized a stock repurchase program of up to $20 million of the Company’s issued and outstanding common stock, par value $0.001 per share.

“The initiation of a stock repurchase program underscores our confidence in the potential of KARNO’s innovative generator technology and in our ability to complete development and delivery of initial units next year,” stated Thomas Healy, Founder and CEO of Hyliion. “Our strong capital position affords us the opportunity to further enhance value for our shareholders, particularly at a time when we believe the market has yet to fully value the Company’s potential.”

Hyliion recently announced that it is winding down its powertrain operations while concentrating future efforts on development of the KARNO generator. The Company reported $324 million of cash and investments at the end of September 2023 and projected a year-end balance of approximately $285 million after completing most powertrain wind down activities. Hyliion expects to begin initial paid deployments of the KARNO generator in late 2024 and projects cash spending of approximately $40 million for the year.

Repurchases of shares of common stock under the stock repurchase program will be made in the open market and in accordance with applicable securities laws. The stock repurchase program does not obligate the Company to acquire any particular amount of common stock, and it may be suspended or terminated without notice at any time at the Company’s discretion.

About Hyliion

Hyliion is committed to creating innovative solutions that enable clean, flexible and affordable electricity production. The Company’s primary focus is to provide distributed power generators that can operate on various fuel sources to future-proof against an ever-changing energy economy. Headquartered in Austin, Texas, and with research and development in Cincinnati, OH, Hyliion is addressing the commercial space first with a locally-deployable generator that can offer prime power, peak shaving, and renewables matching. Beyond stationary power, Hyliion will address mobile applications such as vehicles and marine. The KARNO generator is a fuel- agnostic solution, enabled by additive manufacturing, that leverages a linear heat generator architecture. The Company aims to offer innovative, yet practical solutions that contribute positively to the environment in the energy economy. For further information, please visit www.hyliion.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Hyliion and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyliion expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release. Hyliion cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyliion. These risks include, but are not limited to, our status as an early stage the Company with a history of losses, and our expectation of incurring significant expenses and continuing losses for the foreseeable future; our ability to develop to develop key commercial relationships with suppliers and customers; our ability to retain the services of Thomas Healy, our Chief Executive Officer; the expected performance of the KARNO generator and system; the execution of the strategic shift from our powertrain business to our KARNO business, and the other risks and uncertainties described under the heading “Risk Factors” in our SEC filings including in our Annual Report (See item 1A. Risk Factors) on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2023 for the year ended December 31, 2022 and Form 10-Q filed with the SEC on November 8, 2023 for the quarterly period ended September 30, 2023. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Hyliion’s operations and projections can be found in its filings with the SEC. Hyliion’s SEC Filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.

Contacts
Hyliion Holdings Corp.
press@hyliion.com

Investor Relations
ir@hyliion.com